Exhibit 99.1

News Release Copy

eMagin Reports Preliminary Results and Guidance for the Fourth Quarter and Fiscal Year 2007

BELLEVUE, Wash.--(BUSINESS WIRE)--eMagin Corporation (OTC:EMAN), the leader in OLED microdisplay and personal imaging technologies, reported selected preliminary results today for its fourth quarter and full year 2007. Each of the results reported are preliminary and subject to completion of the company’s yearend independent audit of our financial statements covering the periods referenced.

eMagin expects to report revenues for the fourth quarter of 2007 of approximately $4.7 million, an increase of approximately 81% compared to the same period the prior year. Full year revenues are expected to be $17.6 million, approximately 115% greater than those reported in 2006.

Improvement of gross margin as a percent of revenues for the fourth quarter of fiscal 2007 is expected to remain strong despite a non-recurring production issue during the quarter ended December 31, 2007 that resulted in an inventory expense of approximately $0.4 million and a warranty return reserve of approximately $0.6 million. Full year gross margin for 2007 is expected to be approximately 29%, a significant improvement over the 39% loss margin recorded for 2006.

Audited financial results for the year ending December 31, 2007 are expected to be reported during the last week of March 2008.

About eMagin Corporation

A leader in OLED microdisplay technology and personal display systems, eMagin integrates high-resolution OLED microdisplays with magnifying optics to deliver virtual images comparable to large-screen computer and television displays in portable, low-power, lightweight personal displays. eMagin microdisplays provide near-eye imagery in a variety of products from military, industrial, medical and consumer OEMs. The company's own Z800 3DVisor(TM) provides 3D stereovision and headtracking for PC gaming, training and simulation, immersion therapy, and other applications. eMagin's microdisplay manufacturing and R&D operations are co-located with IBM on its campus in East Fishkill, New York. System design facilities and sales and marketing are located in Bellevue, Washington. eMagin has been named to Deloitte's prestigious Washington State Technology Fast 50, ranking 15th on the listing of the 50 fastest growing technology, media, telecommunications, and life sciences companies in the state.

For more information about eMagin and its OLED microdisplays, visit www.emagin.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation and its subsidiaries’ expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to eMagin’s management as of the date hereof, and actual results may vary based upon future events, both within and without eMagin management’s control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

Contacts

eMagin Corporation
Mike Fowler, 425-749-3622
mfowler@emagin.com